EX-99.906CERT
                                 CERTIFICATIONS


                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Kayadti A. Madison, Principal Financial Officer, of Cornerstone Progressive Return Fund (the "Fund"), each certify to his knowledge that:

(1)The Fund's periodic report on Form N-CSR for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.



/S/ RALPH W. BRADSHAW                            /S/ KAYADTI A. MADISON
---------------------                            ------------------
Ralph W. Bradshaw                                Kayadti A. Madison
Chairman and President                           (Principal Financial Officer)
(Principal Executive Officer)                    March 10, 2008
March 10, 2008